Exhibit 99.2


                   Unaudited Condensed Financial Statements

                               Marshall Field's
                       Thirteen Weeks Ended May 1, 2004






                               Marshall Field's

                   Unaudited Condensed Financial Statements

                       Thirteen Weeks Ended May 1, 2004


                                 Contents

Condensed Financial Statements

Results of Operations..................................................1
Statement of Financial Position........................................2
Statements of Cash Flows...............................................3
Notes to Financial Statements..........................................4




                               Marshall Field's

                            Results of Operations
                                 (Unaudited)

(in thousands)
                                           13 Weeks Ended
                                     May 1, 2004    May 3, 2003

Sales                               $ 583,887       $ 557,746
Net credit card revenues               29,809          32,213
Total revenues                        613,696         589,959

Cost of sales                         334,390         330,194
Selling, general and administrative
  expense                             229,989         208,993
Depreciation and amortization          28,750          29,393
Interest expense                       11,590          12,793
Earnings before income taxes            8,977           8,586
Provision for income taxes              3,378           3,263
Net earnings                        $   5,599       $   5,323


See accompanying notes.


                                      1


                               Marshall Field's

                        Statement of Financial Position

                                 May 1, 2004

(in thousands)
Assets
Current assets:
  Cash and cash equivalents                        $    25,672
  Accounts receivable, net                             596,060
  Inventory                                            363,001
  Deferred taxes and other                              64,450
Total current assets                                 1,049,183

Property and equipment
  Land                                                 104,581
  Buildings and improvements                           786,419
  Fixtures and equipment                               569,654
  Construction in progress                               4,723
  Accumulated depreciation                            (622,018)
Property and equipment, net                            843,359

Due from affiliate                                   1,383,409
Prepaid pension and other                              231,397
Total assets                                       $ 3,507,348

Liabilities and shareholder's investment
  Current liabilities:
    Accounts payable                               $   256,386
    Accrued liabilities                                160,954
    Income taxes payable                                15,370
    Current portion of capital leases                      929
  Total current liabilities                            433,639

  Note payable to affiliate                            948,325
  Capital leases, net of current portion                 8,720
  Deferred taxes and other long-term liabilities       185,201

  Shareholder's investment:
    Common stock                                             2
    Additional paid-in capital                          13,193
    Retained earnings                                1,918,268
  Total shareholder's investment                     1,931,463
Total liabilities and shareholder's investment     $ 3,507,348

See accompanying notes.


                                      2


                               Marshall Field's

                           Statements of Cash Flows
                                 (Unaudited)


(in thousands)
                                                          13 Weeks Ended
                                                   May 1, 2004      May 3, 2003
Operating activities
Net earnings                                        $  5,599         $  5,323
Reconciliation to cash flow:
Depreciation and amortization                         28,750           29,393
Bad debt provision                                     5,405            8,741
Deferred tax provision                                  (603)            (621)
Loss on disposal of fixed assets, net                     67              392
Other non-cash items affecting earnings                 (837)           2,014
Changes in operating accounts providing cash:
Accounts receivable                                   45,567           72,793
Inventory                                            (37,597)         (13,548)
Other current assets                                   5,890               18
Other assets                                           1,003           (9,600)
Due from affiliate                                   (53,744)        (125,123)
Accounts payable                                      65,736           67,779
Accrued liabilities                                  (61,954)         (86,995)
Income taxes payable                                  29,774           54,091
Cash flow provided by operating activities            33,056            4,657

Investing activities
Expenditures for property and equipment              (13,974)         (21,822)
Proceeds from disposals of property and equipment         16           17,693
Cash flow required for investing activities          (13,958)          (4,129)

Financing activities
Dividends                                             (9,032)          (1,580)
Reductions of capital leases                            (220)            (202)
Cash flow required for financing activities           (9,252)          (1,782)

Net increase (decrease) in cash and cash equivalents   9,846           (1,254)
Cash and cash equivalents at beginning of year        15,826           22,234
Cash and cash equivalents at end of period          $ 25,672         $ 20,980

See accompanying notes.


                                      3


                               Marshall Field's
                    Notes to Condensed Financial Statements

Interim Results

The unaudited condensed financial statements have been prepared in accordance with the regulations set out by the Securities and Exchange Commission and should be read in conjunction with the Notes to Financial Statements in the 2003 audited financial statements. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included; however, certain items are included in these statements based on estimates for the entire year. Operating results of periods, which exclude the Christmas season, may not be indicative of the operating results that may be expected for the fiscal year.

Accounts Receivable

Accounts receivable are recorded net of an allowance for expected losses. The allowance, recognized in an amount equal to the anticipated future write-offs based on delinquencies, risk scores, aging trends, industry risk trends and historical experience, was $25 million at May 1, 2004.

Inventory

Inventory and the related cost of sales are accounted for under the retail inventory accounting method using the last-in, first-out (LIFO) basis. Inventory is stated at the lower of LIFO cost or market. There was no change in the cumulative LIFO provision during the first quarter of 2003 and 2004.


                                      4


                               Marshall Field's
                    Notes to Condensed Financial Statements

Stock Option Plans

Certain key employees participate in Target Corporation stock option plans. These long-term incentive plans provide for the granting of stock options and performance share awards or a combination of awards which are granted in Target Corporation common stock. A majority of the awards are non-qualified stock options that vest annually in equal amounts over a four-year period. These options expire no later than ten years after the date of grant. Performance share awards are issuable in the future based upon the attainment of specified levels of future financial performance of Target Corporation as a whole.

Awards granted to key employees under the Target Corporation stock option plan are accounted for using the fair-value-based method to record stock-based compensation. Stock-based compensation expense for the first quarter of 2004 and 2003 was $2 million.

Pension and Postretirement Health Care Benefits

The company has qualified defined benefit pension plans that cover all employees who meet certain age, length of service and hours worked per year requirements. The company also has unfunded non-qualified pension plans for employees who have qualified plan compensation restrictions. Benefits are provided based upon years of service and the employee's compensation. Retired employees also become eligible for certain health care benefits if they meet minimum age and service requirements and agree to contribute a portion of the cost.


                                      5


                               Marshall Field's
                    Notes to Condensed Financial Statements

Net pension and postretirement health care benefits expense for the thirteen weeks ended May 1, 2004 was:

                                                                 Postretirement
                                                  Pension         Health Care
                                                 Benefits          Benefits
(In Thousands)

Service cost benefits earned during the period    $2,560           $    101
Interest cost on projected benefit obligation      4,003              1,201
Expected return on assets                         (6,123)                 -
Recognized losses                                    869                  -
Recognized prior service cost                       (238)                96
Total                                             $1,071            $ 1,398

The amortization of any prior service cost is determined using a straight-line amortization of the cost over the average remaining service period of employees expected to receive benefits under the plan.

Subsequent Events

Subsequent to May 1, 2004, Target Corporation reached an agreement to sell substantially all of the operating assets of Marshall Field's to The May Department Stores Company for approximately $3.2 billion in cash. The sale occurred during the second quarter of fiscal year 2004.


                                      6